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                                                                    EXHIBIT 24

                               POWER OF ATTORNEY


          Each of the undersigned officers and directors of Trans-Resources, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Arie Genger and Lester W. Youner, and each of them, as the undersigned's true and lawful attorney-in-fact, with full power to each of them to act without the other, to execute in the name and on behalf of the undersigned, individually and in the capacity stated below, the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1994 and any and all amendments thereto, which amendments may make such changes in such Form 10-K as either such attorney-in-fact may deem appropriate.

          Each of the undersigned does further hereby ratify and confirm all that either said attorney-in-fact may do or cause to be done pursuant to the power granted hereby.

Dated:  March 27, 1995


                         Arie Genger
                         Arie Genger
                         Director,
                         Chairman of the Board
                         and Chief Executive Officer
                         (principal executive officer)


                         Lester W. Youner
                         Lester W. Youner
                         Vice President,
                         Treasurer and
                         Chief Financial Officer
                         (principal financial and
                         accounting officer)


                         Thomas G. Hardy
                         Thomas G. Hardy
                         Director


                         Martin A. Coleman
                         Martin A. Coleman
                         Director


                         Sash A. Spencer
                         Sash A. Spencer
                         Director





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